UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 13, 2011

LIGAND PHARMACEUTICALS INCORPORATED

(Exact name of registrant as specified in its charter)

Delaware	001-33093	77-0160744
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

11085 North Torrey Pines Road, Suite 300, La Jolla, California 92037

(Address of principal executive offices) (Zip Code)

(858) 550-7500

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 13, 2011, our wholly-owned subsidiary CyDex Pharmaceuticals, Inc. entered into a License Agreement with privately-held SAGE Therapeutics, Inc. granting SAGE an exclusive right to use Captisol® in SAGE’s development and commercialization of therapeutic drugs formulating certain allosteric receptor modulators with Captisol against identified central nervous system disorders. Under the License Agreement, Ligand/CyDex will receive upfront and research support payments, and potentially can receive additional payments if SAGE exercises certain product commercialization options. Upon commercialization, Ligand/CyDex could potentially receive milestone payments for Captisol-enabled programs, plus tiered royalties on net sales for products that use the Captisol technology. And, Ligand/CyDex could receive commercial revenue from the shipment of Captisol to SAGE for clinical and commercial activities.

Captisol is a patent protected, chemically modified cyclodextrin with a structure designed to optimize the solubility and stability of drugs.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGAND PHARMACEUTICALS INCORPORATED

Date: October 19, 2011

	By:	/s/ Charles S. Berkman
	Name:	Charles S. Berkman
	Title:	Vice President, General Counsel and Secretary